UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023, the Board of Directors (the “Board”) of Immunome, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jean-Jacques Bienaimé as a Class II director of the Company, with a term of office expiring at the 2025 annual meeting of stockholders. Additionally, Mr. Bienaimé has been appointed as a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in each case, effective immediately. There are no arrangements or understandings between Mr. Bienaimé and any other person pursuant to which Mr. Bienaimé was selected as a director. In addition, there are no transactions in which Mr. Bienaimé has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors (the “Compensation Policy”) approved by the Compensation Committee of the Board on October 27, 2023, Mr. Bienaimé (x) will receive (i) an annual cash retainer of $40,000 for service as a member of the Board, (ii) $7,500 for service as a member of the Audit Committee of the Board, (iii) $5,000 for service as a member of the Compensation Committee of the Board, and (iv) $5,000 for service as a member of the Nominating and Corporate Governance Committee of the Board and (y) was granted on the effective date of his appointment an option to purchase shares of common stock with an aggregate Black-Scholes option value of $270,000, which vests quarterly over a three-year period from the date of grant. For 2023, Mr. Bienaimé’s annual cash retainer amount will be pro-rated and in accordance with the annual compensation limit for non-employee directors as set forth in the Compensation Policy. The Compensation Policy also provides for further automatic annual option grants to purchase shares of common stock with an aggregate Black-Scholes option value of $135,000 to purchase on the date of each annual meeting of stockholders, which will vest in equal quarterly installments over the 12 months following the date of grant provided that such option grant will vest in full upon the date of the Company’s next annual meeting of stockholders. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2020 Equity Incentive Plan, as amended) provided Mr. Bienaimé remains in continuous service with the Company as of immediately prior to such change in control. Mr. Bienaimé will enter into the Company’s standard form of Indemnity Agreement for directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: November 8, 2023	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer